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                                                                    Exhibit 10.3


                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (the "Security Agreement") made as of the 15th day of April, 1997 by and between ROBERT V. NAGELHOUT (the "Debtor") and HEALTH MANAGEMENT SYSTEMS, INC. (the "Secured Party").

                                   WITNESSETH:

      WHEREAS, The Chase Manhattan Bank (the "Bank") has agreed to provide a loan (the "Loan") to the Debtor in the amount of $1,600,000, which is to be evidenced by a promissory note from Debtor to Bank (the "Note") which the Debtor has agreed to pay with any costs or expenses which arise pursuant to the Note (collectively, the "Loan Obligations"); and

      WHEREAS, it is a condition precedent to the obligation of the Bank to provide the Loan that the Secured Party shall have guaranteed all of the Debtor's Loan Obligations to the Bank; and

      WHEREAS, the Secured Party has entered into a Guaranty Agreement of even date herewith (the "Guaranty") with the Bank pursuant to which the Secured Party has guaranteed the prompt and complete payment of all Loan Obligations to the Bank, as and when due and payable;

      NOW, THEREFORE, to induce the Secured Party to enter into the Guaranty, and in consideration thereof and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto agree as follows:

      1. Security Interest. The Debtor hereby grants, bargains, sells, assigns, transfers and pledges to the Secured Party, its successors and assigns, a first security interest (the "Security Interest") in and to 500,000 shares of the common stock, $.01 par value, of the Secured Party, together with any and all proceeds thereof (the "Collateral").

      2. Obligations. This Security Agreement and the Security Interest shall secure the Loan Obligations which the Secured Party has guaranteed pursuant to the Guaranty.

      3. Financing Statements and Other Action. The Debtor will do all lawful acts which the Secured party deems necessary or desirable to protect the Security Interest or otherwise to carry out the provisions of this Security Agreement, including, but not limited to, the execution of Uniform Commercial Code (the "Code") financing, continuation, amendment and termination statements and similar instruments, the execution of such additional documents as may be necessary to effectuate the purposes of this Security



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Agreement. The Debtor irrevocably appoints the Secured Party as its attorney-in-fact (such power of attorney being coupled with an interest) during the term of this Security Agreement to do all acts which it may be required to do under this Security Agreement.

      4. Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party as follows:

            (a) The debtor is the sole owner of the Collateral. The Security Interest created herein in the Collateral does not require the approval of any other party.

            (b) Except for the Security Interest created by this Security Agreement, the Collateral is free and clear of all security interests, liens and encumbrances.

            (c) The debtor has the full power and authority to enter into this Agreement and to pledge the Collateral. Entering into this Agreement does not violate any material provision of any contract, license or agreement to which the Debtor is a party.

      5. Encumbrances. The Debtor warrants that it has good and marketable title to the Collateral purportedly owned by it and that there are no sums owed or claims, liens, security interests or other encumbrances against the Collateral. The Debtor will notify the Secured Party of any lien, security interest or other encumbrance adverse to the Secured Party, and will not create, incur, assume, or suffer to exist any lien, security interest or other encumbrances against the Collateral.

      6. Default. In the case of the happening of any of the following events (hereinafter called "Events of Default"):

            (a) if the Debtor shall fail to pay any obligations owing under the Note when due and payable;

            (b) if the Debtor ceases to be actively involved in the daily operations of the Secured Party or any of its subsidiaries;

            (c) if the Credit Agreement and Guaranty dated as of July 15, 1996 among the Secured Party, the Guarantors name therein and the Bank ceases to be in full force and effect or the Commitment (as defined therein) has been cancelled thereunder or there has been an acceleration of payments due thereunder;


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            (d) if any person or group of persons (within the meaning of Section
13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Secured Party; or, during any period of 12 consecutive calendar months, individuals who were directors of the Secured Party on the first day of such period shall cease to constitute a majority of the board of directors of the Secured Party;

            (e) if the Debtor shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Act or any similar law, federal or state, or if, by decree of a court of competent jurisdiction, the Debtor shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of its property;

            (f) if any of the Debtor's creditors shall file a petition in bankruptcy against it or for its reorganization pursuant to the Federal Bankruptcy Act or any similar law, federal or state, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed;

            (g) if the Debtor shall fail to observe or perform any covenant, condition or agreement in the Note or in any other document that the Debtor shall have executed or delivered in connection with the Loan;

            (h) if any representation or warranty made by the Secured Party in the Guaranty shall prove to have been incorrect in any material respect on or as of the date made;

            (i) if the Secured Party shall fail to perform or observe any term, covenant, or agreement contained in the Guaranty on its part to be performed or observed; or

            (j) if the Guaranty shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Secured Party, or the Secured Party shall deny it has any further liability or obligation under the Guaranty, or the Secured Party shall fail to perform any of its obligations under the Guaranty.


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thereafter the Secured Party may declare all Loan Obligations secured hereby, any other Obligations of the Debtor to the Secured Party, immediately due and payable and shall have the remedies with respect to the Collateral of a secured party under the Code. The Secured Party will give the Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is delivered in the manner described in Section 9 of this Agreement, to the address of the Debtor shown in such Section at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Secured Party's attorney's fees and legal expenses.

      6. Waivers. To the extent permitted by law, the Secured Party may release, supersede, exchange or modify any Collateral which it may from time to time hold.

      7. Termination. This Security Agreement and the Security Interest shall terminate when all Loan Obligations have been paid and discharged in full by the Debtor and the Secured Party, upon such termination, shall deliver to the Debtor appropriate Code termination statements with respect to the Collateral so released from the Security Interest, for filing with each filing office with which Code financing statements have been filed by the Secured Party with respect to the Collateral, and shall release the Collateral to the Debtor.

      8. Modification. This Security Agreement may not be modified or amended without the prior written consent of each of the parties hereto.

      9. Notices. Except as otherwise provided in this Security Agreement, all notices and other communications hereunder shall be deemed to have been sufficiently given when sent by courier or faxed, return receipt requested, or confirmation of receipt requested in the case of a fax, and the sender shall have received such return receipt or confirmation, such notices or communications to be addressed as follows:


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      If to the Secured Party:

            Health Management Systems, Inc.
            401 Park Avenue South
            New York, New York 10016
            Attention: Chief Financial Officer

      If to the Debtor:

            Robert V. Nagelhout
            1521 Nelson Avenue
            Manhattan Beach, Ca. 90266

or at such other address or fax number, as the case may be, as the party to whom such notice or demand is directed may have designated in writing to the other party hereto by notice as provided in this Section 9, except that notices of change of address shall be effective when actually received by the addressee. Each of the parties hereto shall have the right to rely on as an original any notice given hereunder by fax as aforesaid.

      10. Rights; Merger. No course of dealing between the Debtor and the Secured Party, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or in equity, including, without limitation, the rights and remedies of a secured party under the Code. It is understood and agreed that all understandings and agreements heretofore had between the parties, if any, with respect to the subject matter hereof are merged into this Security Agreement and this Security Agreement represents the full and complete agreement of the parties with respect to the subject matter hereof.

      11. Governing Law, Binding Effect, Etc. This Security Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      12. Statute Of Limitations. To the full extent permitted by law, the Debtor waives the right to plead any statute of


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limitations as a defense to any indebtedness or obligation secured hereunder.

      13. Survival of Provisions. All representations, warranties and covenants of the Debtor contained herein shall survive the execution and delivery of this Security Agreement and shall terminate only upon the termination of this Security Agreement and the Security Interest created hereby in accordance with the provisions of Section 7.

      14. Counterparts. This security Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

      15. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the day and year first above written.

                           HEALTH MANAGEMENT SYSTEMS, INC.

                           By:_____________________________
                              Phillip Siegel
                              Vice President and Chief Financial
                                     Officer


                           ________________________________
                              ROBERT V. NAGELHOUT


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